EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Plantronics, Inc. of our report dated May 18, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Plantronics, Inc.'s Annual Report on Form 10-K for the year ended April 3, 2021.

/s/ PricewaterhouseCoopers LLP

San Jose, California
July 30, 2021